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                                                                    Exhibit 23.5
                                                                    ------------



                         CONSENT OF FINANCIAL ADVISORS


                               October 26, 2000



LeClair Ryan
707 East Main Street
Richmond, VA 23219


                         CONSENT OF INVESTMENT BANKERS
                         -----------------------------

Gentlemen:

     We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion rendered to the Board of Directors of Community Bankshares of Maryland, Inc. in connection with its merger with F&M National Corporation and the use of our name, and the statements with respect to us, appearing in the Registration Statement.

                                   Sincerely,

                                   SCOTT & STRINGFELLOW, INC.



                                   Gary S. Penrose
                                   Managing Director
                                   Financial Institutions Group